Exhibit 2.n.(i)



SULLIVAN & CROMWELL                                  125 Broad Street
                                                     New York, New York 10004
                                                     Telephone: (212) 558-4000
                                                     Facsimile: (212) 558-3588











                                                       May 30, 1997



Automatic Common Exchange Security Trust II,
   c/o Goldman, Sachs & Co.,
      85 Broad Street,
         New York, New York 10004.

Dear Sirs:

         We have acted as special tax counsel to Automatic Common Exchange Security Trust II (the "Trust") in connection with the Registration Statement on Form N-2 (the "Registration Statement") of the Trust filed with the Securities and Exchange Commission (the "Commission") on May 29, 1997, including the Prospectus filed with the Commission on May 30, 1997 pursuant to Rule 497(h)(1) of the Securities Act of 1933, as amended, and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus.

         We hereby consent to the filing with the Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain



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Automatic Common Exchange Security Trust II                                -2-


Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                                           Very truly yours,


                                                           SULLIVAN & CROMWELL